Exhibit 99.1

Renalytix Appoints Senior Executive Howard Doran as Chief Business Officer

Doran Brings Significant Diagnostics Sector Experience to Lead the KidneyIntelX Global Sales Effort

LONDON and SALT LAKE CITY – September 07, 2023 - Renalytix plc (NASDAQ: RNLX) (LSE: RENX), the first company to commercialize an FDA approved artificial intelligence (AI) enabled prognostic blood test for individuals with type 2 diabetes and chronic kidney disease, announces the appointment of Howard Doran as Chief Business Officer, effective September 1, 2023. Mr. Doran’s primary responsibility will be leading the KidneyIntelX global sales effort. He is a senior executive with over 30 years of diversified general management, strategic planning, and marketing/sales experience in the diagnostics and pharmaceutical industries in domestic and international markets.

Mr. Doran served as LipoScience, Inc's President and Chief Executive Officer until successful completion of LabCorp’s acquisition of the company in November 2014. Preceding LipoScience, Mr. Doran was President and Chief Operating Officer of Constitution Medical, Inc., an early-stage in vitro diagnostics company and developer of the Bloodhound Fully Integrated Hematology System, which was acquired by Roche Diagnostics, Inc. in July 2013. Prior to Constitution Medical, Mr. Doran was a member of the senior executive team of Hologic, Inc. and served as President of Hologic's Global Diagnostics business. Mr. Doran joined the senior management team of Hologic in 2007 at the time of Hologic's acquisition of Cytyc Corporation, where he had been serving as Senior Vice President and Business Unit Director of Cytyc’s $500 million in vitro diagnostics business. From 1997 through 2007, he was a key member of the management team of Cytyc Corporation during Cytyc’s dramatic growth, serving in a number of senior commercial roles of increasing responsibility including physician sales and marketing, managed care initiatives and laboratory sales and marketing. Mr. Doran holds a Bachelor of Science degree in Management from West Chester University of Pennsylvania.

James McCullough, Chief Executive Officer of Renalytix, commented: “Howard brings significant experience to benefit Renalytix’s sales and strategy at a time when KidneyIntelX has achieved necessary regulatory, outcomes data and reimbursement milestones to bring lifesaving prognosis to care delivery for the approximately 14 million Americans with type 2 diabetes and kidney disease. I am very excited to begin working with Howard closely this fall to achieve our business and patient service objectives.”

“KidneyIntelX identifies patients at the highest risk of rapid progression of chronic kidney disease which opens the opportunity for earlier intervention to slow the advancement of this insidious disease. Earlier intervention and treatment can dramatically alter the trajectory of unsustainable costs associated with this disease,” said Howard Doran. “Having lost a family member to end stage kidney disease and another who was a kidney transplant recipient, this mission is personal to me. I look forward to helping guide this team’s journey to maximize this opportunity.”

For further information, please contact:

Renalytix plc	www.renalytix.com
James McCullough, CEO	Via Walbrook PR

Stifel (Nominated Adviser, Joint Broker)	Tel: 020 7710 7600
Alex Price / Nicholas Moore / Nick Harland / Samira Essebiyea

Investec Bank plc (Joint Broker)	Tel: 020 7597 4000

Gary Clarence / Shalin Bhamra

Walbrook PR Limited	Tel: 020 7933 8780 or renalytix@walbrookpr.com
Paul McManus / Lianne Applegarth / Alice Woodings	Mob: 07980 541 893 / 07584 391 303 / 07407 804 654

CapComm Partners
Peter DeNardo	Tel: 415-389-6400 or investors@renalytix.com

About Chronic Kidney Disease

Kidney disease is now recognized as a public health epidemic affecting over 850 million people globally. The Centers for Disease Control and Prevention (CDC) estimates that 15% of US adults, more than 37 million people4, currently have chronic kidney disease (CKD). Diabetes is the leading cause of kidney failure, accounting for 44% of new cases. Further, the CDC reports that 9 out of 10 adults with CKD do not know they have it and one out of two people with very low kidney function who are not on dialysis do not know they have CKD.5 Kidney disease is referred to as a “silent killer” because it often has no symptoms and can go undetected until a very advanced stage. Each year, kidney disease kills more people than breast and prostate cancer. Every day, 13 patients in the United States die while waiting for a kidney transplant.

About Type 2 Diabetes

More than 37 million Americans have diabetes (about 1 in 10)1, and approximately 90-95% of them have type 2 diabetes. Type 2 diabetes most often develops in people over age 45, but more and more children, teens, and young adults are also developing the disease6. Type 2 diabetes symptoms often develop over several years and approximately 23% of adults with Type 2 Diabetes are undiagnosed7. Type 2 diabetes affects many major organs, including the heart, blood vessels, nerves, eyes and kidneys. Diabetic kidney disease develops in 30-50% of Type 2 diabetes patients4.

About Renalytix

Renalytix (NASDAQ: RNLX) (LSE: RENX) is an in-vitro diagnostics and laboratory services company that is the global founder and leader in the new field of bioprognosis™ for kidney health. The leadership team, with a combined 200+ years of healthcare and in-vitro diagnostic experience, has designed its KidneyIntelX laboratory developed test to enable risk assessment for rapid progressive decline in kidney function in adult patients with T2D and early CKD (stages 1-3). We believe that by understanding how disease will progress, patients and providers can take action early to improve outcomes and reduce overall health system costs. For more information, visit www.renalytix.com.

About KidneyIntelX™

KidneyIntelX™ is a laboratory developed test demonstrated to be a reliable, bioprognostic™ methodology that yields a simple-to-understand, custom risk score, enabling prediction of which adult patients with T2D and early CKD (stages 1-3) are at low, intermediate, or high risk for rapidly progressive decline in kidney function. By combining information from KidneyIntelX with newer cardio- and reno-protective therapies, doctors will have more information in determining which patients are at higher versus lower risk for rapid disease progression and may be able to more appropriately target resources and guideline-recommended treatments to advance kidney health. KidneyIntelX is supported by a growing body of clinical, utility and health economic studies (including a validation study of two large cohorts) and has demonstrated a 72% improvement in predicting those patients who are at high risk for rapid progressive decline in kidney function versus the current standard of care (eGFR and UACR). To learn more about KidneyIntelX and review the evidence, visit www.kidneyintelx.com.

Sources

1. Centers for Disease Control and Prevention. https://www.cdc.gov/diabetes/basics/index.html

2. Gheith O, Farouk N, Nampoory N, et al. Diabetic kidney disease: worldwide difference of prevalence and risk factors. J Nephropharmacol. 2015 Oct 9;5(1):49-56. PMID:

28197499; PMCID: PMC5297507

3. Wu B, Bell K, Stanford A, et al. Understanding CKD among patients with T2DM: prevalence, temporal trends, and treatment patterns—NHANES 2007–2012. BMJ

4.

https://www.cdc.gov/kidneydisease/basics.html

5. https://www.theisn.org/blog/2020/11/27/more-than-850-million-worldwide-have-some-form-of-kidney-disease-help-raise-awareness/

6. https://www.cdc.gov/diabetes/basics/type2.html

7. https://www.cdc.gov/diabetes/data/statistics-report/index.html

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Examples of these forward-looking statements include statements concerning: the potential benefits, including economic savings, of KidneyIntelX, the impact KidneyIntelX can have on patients’ enhanced understanding of kidney disease and motivation to make lifestyle changes, the commercial prospects of KidneyIntelX, including whether and to what extent KidneyIntelX will be successfully adopted by physicians and distributed and marketed, our expectations regarding reimbursement decisions and the ability of KidneyIntelX to curtail costs of chronic and end-stage kidney disease, optimize care delivery, address systemic inequalities and improve patient outcomes. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans and objectives disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. Any forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among others: that KidneyIntelX is based on novel artificial intelligence technologies that are rapidly evolving and potential acceptance, utility and clinical practice remains uncertain; we have only recently commercially launched KidneyIntelX; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises. These and other risks are described more fully in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our annual report on Form 20-F filed with the SEC on October 31, 2022, and other filings we make with the SEC from time to time. All information in this press release is as of the date of the release, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.